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                                                                  EXHIBIT 23(c)




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of SouthTrust Corporation of our report dated January 15, 1993 relating to the financial statements of First Columbus Community Bank and Trust Company which appears in such Proxy Statement/Prospectus. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.




/s/ Price Waterhouse



Atlanta, Georgia
May 31, 1994